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                                                                    Exhibit 23.6


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Amendment to the Registration Statement on Form S-4 of The Titan Corporation of our report dated April 14, 2000 relating to the consolidated financial statements (not presented separately therein) of Jaymark, Inc. (predecessor to Jaycor, Inc.), which appears in the Current Report on Form 8-K of The Titan Corporation filed on March 26, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Diego, California
August 7, 2002